UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 3, 2004

WESTPOINT STEVENS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15381	36-3498354

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

507 West 10th Street, West Point, Georgia	31833

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (706) 645-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On Friday, December 3, 2004, the United States Bankruptcy Court for the Southern District of New York approved the sixth amendment ("Sixth Amendment") to the debtor-in-possession financing agreement ("DIP Agreement") between WestPoint Stevens Inc. (the "Registrant"), certain of its subsidiaries and the financial lenders parties to the DIP Agreement.  A copy of the Sixth Amendment is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.  The Sixth Amendment, which became effective as of November 19, 2004, upon the entry of the Bankruptcy Court order approving it, among other things:

-	amends the EBITDA and Minimum Availability covenants set forth in Sections 7.23 and 7.24, respectively;
-	adds new definitions for the Registrants' "2004 Restructuring Plan" and "2004 Plant Shutdown Costs"; and
-	substitutes new definitions for "Adjusted Net Earnings from Operations," "Cash Dominion Cure Date" and "Cash Dominion Date."

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits
Exhibit No.	Description

99.1

Sixth Amendment to Post-Petition Credit Agreement dated November 19, 2004, among WestPoint Stevens Inc. and certain of its subsidiaries, the financial institutions named therein and Bank of America, N.A. and Wachovia Bank, National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTPOINT STEVENS INC.
(Registrant)

Date: December 8, 2004	By:	/s/ Christopher N. Zodrow

Christopher N. Zodrow
Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1

Sixth Amendment to Post-Petition Credit Agreement dated November 19, 2004, among WestPoint Stevens Inc. and certain of its subsidiaries, the financial institutions named therein and Bank of America, N.A. and Wachovia Bank, National Association.